Exhibit 8.1

Principal Subsidiaries, Consolidated Affiliated Entity and

Subsidiaries of Consolidated Affiliated Entity of the Registrant

Subsidiaries:

Fangdd International Holding Ltd., a British Virgin Islands company

Fangdd Network Holding Ltd., a Hong Kong company

Shenzhen Fangdd Information Technology Co, Ltd., a PRC company

Shanghai Fangdd Information Technology Co., Ltd., a PRC company

Shenzhen Fangdd Software Technology Co., Ltd., a PRC company

Consolidated Affiliated Entity:

Shenzhen Fangdd Network Technology Co, Ltd., a PRC company

Subsidiaries of Consolidated Affiliated Entities:

Shanghai Fangduoduo Internet Technology Co., Ltd., a PRC company

Shenzhen Fangyun Information Technology Co., Ltd., a PRC company

Shanghai Fangdd Network Technology Co, Ltd., a PRC company

Nanjing Fangdd Network Technology Co, Ltd., a PRC company

Xi’an Fangdd Network Technology Co, Ltd., a PRC company

Shenzhen Qianhaiduoduojia Financial Service Co., Ltd., a PRC company

Shanghai Fangdiantong Network Technology Co., Ltd., a PRC company

Shanghai Fanghaoduo Network Technology Co., Ltd., a PRC company

Shenzhen Huijiazhu Asset Management Co., Ltd., a PRC company

Shanghai Wushi Real Estate Co., Ltd., a PRC company

Shanghai Huisheng Network Technology Co, Ltd., a PRC company

Wuxi Fangdd Network Technology Co, Ltd., a PRC company